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                                                                      EXHIBIT 16



                         [S.W. HATFIELD, CPA LETTERHEAD]



                                February 28, 2000



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

This firm has reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K/A to be filed by Composite Automotive Research, Ltd. (SEC File #0-23693) on February 28, 2000.

We have no disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,
S.W. Hatfield, CPA


/s/ SCOTT W. HATFIELD
-----------------------------------
Scott W. Hatfield, CPA
   for the Firm

SWH/